UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 30, 2022

Journey Medical Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41063	47-1879539
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9237 E Via de Ventura Blvd., Suite 105

Scottsdale, AZ 85258

(Address of Principal Executive Offices)

(480) 434-6670

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act.

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	DERM	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 30, 2022, Journey Medical Corporation (the “Company”) entered into an At Market Issuance Sales Agreement (the “Sales Agreement”) with B. Riley Securities, Inc. (the “Agent”), under which the Company may offer and sell, from time to time at its sole discretion, 4,900,000 shares of its common stock, par value $0.0001 per share (the “Shares”), through or to the Agent. The issuance and sale, if any, of Shares by the Company under the Sales Agreement is subject to the effectiveness of the Company’s registration statement on Form S-3, filed with the Securities and Exchange Commission on December 30, 2022.

Under the Sales Agreement, the Agent may sell Shares by any method permitted by law deemed to be an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended. The Agent will use commercially reasonable efforts to sell the Shares from time to time, based upon instructions from the Company (including any price, time or size limits or other customary parameters or conditions the Company may impose). The Company will pay the Agent a commission of 3.0% of the gross proceeds from the sales of Shares sold through the Agent under the Sales Agreement and has provided the Agent with customary indemnification and contribution rights. The Company will also reimburse the Agent for certain expenses incurred in connection with the Sales Agreement.

The Company is not obligated to make any sales of Shares under the Sales Agreement. The offering of Shares pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all Shares subject to the Sales Agreement or (ii) termination of the Sales Agreement in accordance with its terms.

The foregoing description of the Sales Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Sales Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. A copy of the legal opinion of McGuireWoods LLP relating to the legality of the issuance of the shares in the offering is attached as Exhibit 5.1 hereto.

This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy any Shares, nor shall there be any sale of such Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are furnished herewith:

Exhibit Number	Description

5.1	Opinion of McGuireWoods LLP (incorporated by reference to Exhibit 5.2 to the registrant’s Form S-3 filed December 30, 2022).
10.1	At Market Issuance Sales Agreement, dated as of December 30, 2022, by and between Journey Medical Corporation and B. Riley Securities, Inc. (incorporated by reference to Exhibit 1.2 to the registrant’s Form S-3 filed December 30, 2022).
23.1	Consent of McGuireWoods LLP (contained in Exhibit 5.1).
104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Journey Medical Corporation

(Registrant)
Date: January 3, 2023
	By:	/s/ Claude Maraoui
Claude Maraoui
Chief Executive Officer, President and Director